EXHIBIT 99.2
CDW Declares Quarterly Cash Dividend of $0.630 Per Share
Reinforces Ongoing Commitment to Delivering Value to Stockholders
VERNON HILLS, Ill., August 5, 2026 -- CDW Corporation (Nasdaq: CDW) announced today that its Board of Directors declared a quarterly cash dividend of $0.630 per common share to be paid on September 10, 2026, to all stockholders of record as of the close of business on August 25, 2026.
"Dividends represent an important component of our capital allocation priorities, along with share repurchases, strategic M&A, and managing our capital structure." said Albert J. Miralles, chief financial officer, CDW. "Since our IPO in June 2013, our dividend has increased nearly fifteen-fold, with twelve consecutive years of increases, and we have returned approximately $8.8 billion to stockholders through share repurchases and dividends. Our capital allocation strategy has enabled us to deliver value to our stockholders, just as we have delivered value to our customers and partners for over 40 years."
Future dividends and share repurchase authorizations will be at the discretion of and subject to approval by CDW's Board of Directors. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, business prospects, capital requirements, contractual restrictions (including in current or future agreements governing our indebtedness), restrictions imposed by applicable law, tax considerations, and other factors that our Board of Directors deems relevant. Share repurchases under the program will be made from time to time in private transactions, open market purchases, or other transactions as permitted by securities laws and other legal requirements. The timing and amounts of any purchases will be based on market conditions and other factors including but not limited to price, regulatory requirements, and capital availability. The program does not require the purchase of any minimum dollar amount or number of shares and the program may be modified, suspended, or discontinued at any time. As of June 30, 2026, the Company has approximately $1,138 million remaining under the program.
About CDW
CDW Corporation (Nasdaq: CDW) is a leading multi-brand provider of information technology solutions to business, government, education, and healthcare customers in the United States, the United Kingdom, and Canada. CDW helps its customers to navigate an increasingly complex IT market and maximize return on their technology investments. For more information about CDW, please visit www.CDW.com.
Forward-Looking Statements
Statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future dividends, share repurchases, earnings growth, capital allocation, leverage ratio, stockholder returns, and other strategic plans of CDW. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those described in such statements. Although CDW believes that its plans, intentions, and other expectations reflected in or suggested by such forward-looking statements are reasonable, it can give no assurance that it will achieve those plans, intentions, or expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Forward-Looking Statements" and "Risk Factors" in CDW's Annual Report on Form 10-K for the year ended December 31, 2025, and in CDW's subsequent filings with the Securities and Exchange Commission. CDW undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Inquiries	Media Inquiries
Steven O’Brien	Amy Sarosiek
Senior Vice President, Investor Relations	Senior Vice President, Corporate Communications
(847) 968-0238	(847) 975-3014
investorrelations@cdw.com	mediarelations@cdw.com